Exhibit 99.1

FOR IMMEDIATE RELEASE

Skillsoft Appoints Gary W. Ferrera as Chief Financial Officer

Eric Boyer Appointed as Senior Vice President, Investor Relations; Ryan Murray to Continue as

Chief Accounting Officer

Boston – august 5, 2021 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a global leader in corporate digital learning, today announced it has appointed Gary W. Ferrera as Chief Financial Officer, effective September 20, 2021, and Eric Boyer as Senior Vice President of Investor Relations, who is expected to join Skillsoft in the fourth quarter of 2021. Ryan Murray, the Company’s Chief Accounting Officer and interim Chief Financial Officer, will continue in his role as Chief Accounting Officer. James Gruskin, who has served as the Company’s interim Head of Investor Relations, will continue in his role as Senior Vice President of Corporate Development.

“We are delighted to welcome these two talented leaders to the Skillsoft team,” said Jeffrey R. Tarr, Skillsoft’s Chief Executive Officer. “Gary is an exceptional finance executive and strategic thought partner whom I’ve worked closely with in the past. His track record of delivering strong financial and operational results as a four-time public company CFO will be instrumental as we embark on our next stage of growth as a public company. Eric’s success leading investor relations for IHS Markit and decade of experience as a sell-side equity analyst position him well to play a key role in enhancing our engagement with analysts and the investment community. These appointments demonstrate our progress in building out our world-class leadership team, and I look forward to working closely with Gary and Eric as we execute on our strategy to drive growth and value creation.”

Mr. Ferrera brings nearly 30 years of global financial leadership, including 16 years as a CFO, previous experience as an investment banker and tax consultant, and a deep understanding of technology-enabled services. He has an established track record of success in driving profitable growth and value creation. He has built and led finance teams across multiple industries, taken two companies public and completed and integrated numerous acquisitions. Most recently, he served as CFO of Cardtronics from 2017 until its recent acquisition by NCR Corporation for $2.5 billion in cash, including debt.

Mr. Boyer brings nearly 20 years of experience in investor relations and sell-side research, a deep knowledge of capital markets and a strong network of relationships in the investment community. He will lead Skillsoft's investor relations function and be a key contributor to Skillsoft’s broader finance, strategy and corporate development organizations. Mr. Boyer has served as Senior Vice President of IHS Markit Ltd. since 2014 and is consistently recognized by Institutional Investor as a leading IR professional. He will join Skillsoft upon completion of IHS Markit’s pending merger with S&P Global.

Mr. Ferrera said, “I am excited to join Skillsoft as it continues to extend its position as a global leader in corporate digital learning. With unparalleled global reach, a strong balance sheet, and financial flexibility, the Company is well-positioned to drive sustained organic and acquired growth in a rapidly growing and highly fragmented industry. I look forward to leveraging my experience and collaborating with Jeff and the entire leadership team to drive profitable growth in the business and create value for Skillsoft shareholders.”

Mr. Boyer added, “Skillsoft is one of the industry's largest and most profitable digital learning companies, and I am thrilled to join the team at a time when the Company is ideally suited to lead the industry in exciting and innovative ways. I look forward to enhancing Skillsoft’s engagement with the investment community and communicating its compelling prospects for growth and value creation to shareholders and the broader investment community.”

About Gary W. Ferrera

Prior to Cardtronics, Mr. Ferrera served as Chief Financial Officer at DigitalGlobe, Inc.; Intrawest Resorts; Great Wolf Resorts; National CineMedia; and iesy/Unity Media. Earlier in his career, he developed M&A and capital markets expertise as an investment banker at Citigroup and Bear Stearns in both London and New York City. He also previously served as an international tax consultant with Arthur Andersen. Prior to his commercial career, Mr. Ferrera served in the U.S. Army in Special Operations and Intelligence. He holds a Bachelor of Science degree in Accounting, magna cum laude, from Bentley University and an MBA from the Kellogg School of Management at Northwestern University.

About Eric Boyer

During Mr. Boyer’s tenure at IHS Markit Ltd., the organization has increased in market capitalization from approximately $8 billion to $45 billion. Prior to joining IHS Markit, he spent more than a decade as a sell-side equity analyst at Wells Fargo and Deutsche Bank, where he covered the IT, business and information services sectors and was recognized by The Wall Street Journal’s “Best on the Street” survey for his stock selections. Earlier in his career, Mr. Boyer was a management consultant for PricewaterhouseCoopers. He holds a Bachelor of Science degree in Business Logistics and International Business from Penn State University.

About Skillsoft

Skillsoft (NYSE: SKIL) is a global leader in corporate digital learning, serving approximately 70% of the Fortune 1000, customers in over 160 countries and more than 45 million learners globally. The Company provides enterprise learning solutions to prepare organizations for the future of work, enabling them to overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in their greatest assets – their people. Skillsoft offers the world’s most comprehensive suite of premium and original content, including the broadest and deepest library of authorized technology & developer curricula, and multiple learning modalities that dramatically increase learner engagement and retention. Skillsoft’s offerings are anchored in Percipio, its award-winning, AI-driven, immersive learning platform designed to make learning easier, more accessible and more effective. Learn more at www.skillsoft.com.

Forward Looking Statements

This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, our product development and planning, our pipeline, future capital expenditures, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projects,” “forecasts,” “seeks,” “outlook,” “target,” “goals,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including:

•	our ability to realize the benefits expected from the business combination between Skillsoft, Churchill Capital Corp. II and Global Knowledge;

•	the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•	the impact of the ongoing COVID-19 pandemic on our business, operating results and financial condition;

•	fluctuations in our future operating results;

•	our ability to successfully identify and consummate acquisition opportunities and realize the benefits expected from the acquisition;

•	the demand for, and acceptance of, our products and for cloud-based technology learning solutions in general;

•	our ability to compete successfully in competitive markets and changes in the competitive environment in our industry and the markets in which we operate;

•	our ability to market existing products and develop new products;

•	a failure of our information technology infrastructure or any significant breach of security;

•	the effects of pending and future legislation;

•	future regulatory, judicial and legislative changes in our industry;

•	the impact of natural disasters, public health crises, political crises, or other catastrophic events;

•	our ability to attract and retain key employees and qualified technical and sales personnel;

•	fluctuations in foreign currency exchange rates;

•	our ability to protect or obtain intellectual property rights;

•	our ability to raise additional capital;

•	the impact of our indebtedness on our financial position and operating flexibility; and

•	our ability to successfully defend ourselves in legal proceedings.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see the risk factors included in Churchill Capital Corp. II’s Annual Report on Form 10-K/A for the year ended December 31, 2020 in Part I, Item 1A and in the registration statement on Form S-4 filed by Churchill Capital Corp. II and declared effective by the Securities and Exchange Commission (the “SEC”) on May 27, 2021, and subsequent filings with the SEC.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless required by applicable law. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

Contacts

Investors

James Gruskin

james.gruskin@skillsoft.com

Media

Caitlin Leddy

caitlin.leddy@skillsoft.com